UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2021
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Sumo Logic, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39502	27-2234444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
305 Main Street Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 810-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SUMO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 8, 2021, Sumo Logic, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan Agreement”), by and between the Company, as borrower, and Silicon Valley Bank, as lender (the “Lender”). The Amended and Restated Loan Agreement amends and restates that certain Loan Agreement, dated as of January 31, 2016, by and between the Company and the Lender. The Amended and Restated Loan Agreement provides for a three-year senior secured revolving loan facility in an aggregate principal amount of up to $50.0 million. The revolving loans available under the revolving loan facility were undrawn on the closing date. The proceeds of the revolving loans may be used for general corporate purposes.

Revolving loans will accrue interest at a per annum rate equal to the greater of (i) 0.25% below the prime rate and (ii) 3.00%; provided that, if the Company’s adjusted quick ratio is greater than or equal to 1.75:1.00, the revolving loans will accrue interest at a per annum rate equal to the greater of (i) 0.75% below the prime rate and (ii) 2.50%. The Company is also obligated to pay other customary fees and expenses, including a commitment fee of $50,000 and an unused revolving line facility fee of 0.15% per annum on any undrawn amounts.

The Company may borrow, repay and reborrow funds under the revolving loan facility until the third anniversary of the closing date, at which time the revolving loan facility will terminate, and all outstanding revolving loans, together with all accrued and unpaid interest, must be repaid.

The Company’s obligations under the Loan Agreement are secured by substantially all of the assets of the Company, other than intellectual property.

The Amended and Restated Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt, grant liens, make acquisitions, suffer changes in control, make investments, make certain dividends or distributions, repurchase or redeem stock, dispose of or transfer assets, and enter into transactions with affiliates, in each case, subject to customary and other agreed limitations and exceptions set forth in the Amended and Restated Loan Agreement. The Company is also required to maintain an adjusted quick ratio greater than or equal to 1.25:1.00.

The Amended and Restated Loan Agreement also contains customary events of default that include, among other things, certain payment defaults, covenant defaults, insolvency and bankruptcy defaults, cross defaults to other agreements, and judgment defaults. If an event of default exists, the Lender may require immediate payment of all obligations under the Amended and Restated Loan Agreement and may exercise certain other rights and remedies provided for under the Amended and Restated Loan Agreement, the other loan documents and applicable law. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Amended and Restated Loan Agreement at a per annum rate equal to 2.00% above the applicable interest rate.

The foregoing description of the Amended and Restated Loan Agreement is a summary and is qualified in its entirety by the terms and conditions of the Amended and Restated Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number    Description

10.1	Amended and Restated Loan and Security Agreement, dated as of February 8, 2021, by and between Sumo Logic, Inc., as borrower, and Silicon Valley Bank, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMO LOGIC, INC.

Date: February 12, 2021	By:	/s/ Katherine Haar
	Name:	Katherine Haar
	Title:	General Counsel